Exhibit 4

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: August 11, 2023.

LONGITUDE VENTURE PARTNERS III, L.P.

By:	LONGITUDE CAPITAL PARTNERS III, LLC
Its:	General Partner

By:	/s/ Cristiana Blauth Oliveira
Cristiana Blauth Oliveira, Authorized Signatory

LONGITUDE CAPITAL PARTNERS III, LLC

By:	/s/ Cristiana Blauth Oliveira
Cristiana Blauth Oliveira, Authorized Signatory

LONGITUDE PRIME PARTNERS, LLC

By:	/s/ Cristiana Blauth Oliveira
Cristiana Blauth Oliveira
Its:	Authorized Signatory

LONGITUDE PRIME FUND, L.P.

By:	Longitude Prime Partners, LLC
Its:	General Partner

By:	/s/ Cristiana Blauth Oliveira
Cristiana Blauth Oliveira
Its:	Authorized Signatory

/s/ Cristiana Blauth Oliveira, as attorney in-fact for Patrick G. Enright
Patrick G. Enright

/s/ Cristiana Blauth Oliveira, as attorney in-fact for Juliet Tammenoms Bakker
Juliet Tammenoms Bakker